Exhibit 99.1

Execution Copy

BUSINESS COMBINATION AGREEMENT

by and among

Mobix Labs, Inc.,

Mobix Merger Sub III, LLC

and

RaGE Systems, Inc.

Dated as of May 8, 2024

i

ii

iii

This BUSINESS COMBINATION AGREEMENT, dated as of May 8, 2024 (together with the Schedules and Exhibits hereto, this “Agreement”), is by and among Mobix Labs, Inc., a Delaware corporation (“Mobix”), Mobix Merger Sub III, LLC, a Delaware limited liability company (“Merger Sub”), and RaGE Systems, Inc., a Delaware corporation (the “Company”).

WHEREAS, Merger Sub is a wholly-owned direct subsidiary of Mobix;

WHEREAS, at the Closing, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Delaware Limited Liability Company Act (“DLLCA”), Mobix and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of Mobix;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the Merger is fair to, and in the best interests of, the Company and the Company Stockholders and has approved and adopted this Agreement and the Merger and declared their advisability and (b) has recommended the approval and adoption of this Agreement and the Merger by the Company Stockholders;

WHEREAS, the Company Stockholders have unanimously approved and adopted this Agreement and the Merger by written consent in lieu of a meeting of the Company Stockholders (the “Written Consent”);

WHEREAS, the Board of Directors of Mobix (the “Mobix Board”) has unanimously (a) determined that this Agreement and the Transactions are fair to and in the best interests of Mobix and the stockholders of Mobix (the “Mobix Stockholders”) and (b) approved and adopted this Agreement and declared its advisability and approved the payment of the Aggregate Transaction Consideration to the Company Stockholders pursuant to this Agreement and the other Transactions;

WHEREAS, the sole member of Merger Sub has determined that this Agreement and the Merger is fair to, and in the best interests of, Merger Sub and has approved and adopted this Agreement and the Merger;

WHEREAS, in connection with the Closing, Mobix and each Company Stockholder shall enter into Employment Agreements (the “Employment Agreements”);

WHEREAS, for United States federal income Tax purposes, it is intended that (a) the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, that the Company, Merger Sub and Mobix are parties to such reorganization within the meaning of Section 368(b) of the Code and (b) this Agreement is, and is hereby adopted as, a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code (clauses (b) and (c) collectively, the “Merger Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I.

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement:

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Aggregate Cash Consideration” means an amount in cash equal to $2,000,000 payable to the Company Stockholders in accordance with the Pro Rata Percentage pursuant to Section 3.05.

“Aggregate Stock Consideration” means a number of shares of Mobix Class A Common Stock equal to the quotient of (a) $10,000,000 divided by (b) the VWAP of Mobix Class A Common Stock for the fifteen (15) Trading Days up to and including the fifth Business Day prior to the Closing Date (the “Closing Date VWAP”).

“Aggregate Transaction Consideration” means Aggregate Cash Consideration and the Aggregate Stock Consideration.

“Ancillary Agreements” means the Employment Agreements and all other agreements, certificates and instruments executed and delivered by Mobix, Merger Sub and/or the Company in connection with the Transactions and expressly contemplated by this Agreement.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the provisions of any other applicable domestic or foreign anti-corruption laws.

“Business Data” means all confidential, proprietary, or competitively sensitive business information and data, excluding Personal Information that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems, Products, or otherwise by the Company in the course of the conduct of the business of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the SEC or banks are required to be closed in New York, New York, Irvine, California or Lowell, Massachusetts.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, in each case that are under the control of the Company and that are owned or used in the conduct of the business of the Company.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.

“Company Certificate of Incorporation” means the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on September 29, 2022, as such may have been amended, supplemented or modified from time to time.

“Company Common Stock” means shares of common stock, par value of $0.0001, of the Company.

“Company IP” means, collectively, all Company-Owned IP and Company-Licensed IP.

“Company-Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or to which the Company otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its subsidiaries taken as a whole or (ii) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger and other Transactions; provided, however, solely with respect to clause (i), that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (a) any change or proposed change in, or change in the interpretation of, any Law or GAAP, in each case after the date hereof; (b) events or conditions generally affecting the industries or geographic areas in which the Company operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (e) any hurricane, tornado, flood, earthquake, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including the COVID-19), or acts of God, (f) any actions taken or not taken by the Company as required by this Agreement or any Ancillary Agreement, (g) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities), (h) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions, provided that this clause (h) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect (provided, however, that the underlying cause of any such failure may be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) or (i) any actions taken, or failures to take action, or such other changed or events, in each case, which Mobix has requested or to which it has consented in writing or which actions are expressly contemplated by this Agreement, except in the cases of clauses (a) through (e), to the extent that the Company is disproportionately affected thereby as compared to other participants in the industries in which the Company operates.

“Company-Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company.

“Company Stockholders” means Russell J. Cyr and Geoffrey C. Dawe.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company or any Suppliers or customers of the Company or Mobix or its subsidiaries (as applicable) that a reasonable recipient would understand is confidential, proprietary, or competitively sensitive under the circumstances and that is not already generally available to the public, including any Intellectual Property rights.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down (including, the shutdown of air cargo routes, shut down of foodservice or certain business activities), closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including with respect to the United States, the Centers for Disease Control and Prevention and the World Health Organization (as of the date of this Agreement), in each case, in connection with, or in response to COVID-19, including the CARES Act and Families First Act.

“CST” means Continental Stock Transfer and Trust Company.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (a) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, presence in the fabric of any building, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution, contamination or protection of the environment or natural resources.

“Export Control Laws” means the U.S. Export Administration Act, U.S. Export Administration Regulations, U.S. Arms Export Control Act, U.S. International Traffic in Arms Regulations, and their respective implementing rules and regulations administered by the U.S. State Department, U.S. Commerce Department, and other similar export control Laws or restrictions applicable to the Company, its subsidiaries, and their operations from time to time.

“Families First Act” means the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

“Government Official” means any officer or employee of a government or any department, agency or instrumentality thereof, or of a public international organization, or any person acting in an official capacity or on behalf of any such government, department, agency or instrumentality or for, or on the behalf of, such public international organization, including but not limited to directors, officers, managers, employees and other agents of any enterprise owned directly or indirectly by a government or public international organization.

“Hazardous Substance(s)” means those polluting or contaminating substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means: (a) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof (“Patents”); (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith (“Trademarks”); (c) copyrights and registrations and applications for registration, renewals and extensions thereof (“Copyrights”) and other works of authorship (whether or not copyrightable) and moral rights; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting data, databases, database rights, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information; (e) Internet domain names and social media accounts; (f) all mask works, mask work registrations and applications therefore, and any equivalent or similar rights; (g) all other intellectual property or proprietary rights of any kind or description; (h) copies and tangible embodiments of any of the foregoing, in whatever form or medium; and (i) all legal rights arising from items (a) through (g), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“knowledge” or “to the knowledge” of a person means, in the case of the Company, the actual knowledge of the persons listed on Schedule A after reasonable investigation, and in the case of Mobix, the actual knowledge of the persons listed on Schedule B after reasonable investigation.

“Leased Real Property” means the real property leased by the Company or any of its subsidiaries, as tenant, together with, to the extent leased by the Company or any of its subsidiaries, all buildings and other structures, facilities or improvements located thereon, and all easements, licenses, rights and appurtenances of the Company or any of its subsidiaries relating to the foregoing.

“Lien” means any lien, security interest, mortgage, deeds of trust, pledge, adverse claim or other encumbrance of any kind that secures the payment or performance of an obligation (other than those created under applicable securities Laws, and not including any license of Intellectual Property).

“Lookback Date” means December 31, 2021.

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub, as amended, modified or supplemented from time to time.

“Mobix Bylaws” means the bylaws of Mobix, as amended, modified or supplemented from time to time.

“Mobix Charter” means Mobix’s Amended and Restated Certificate of Incorporation, as amended, modified or supplemented from time to time.

“Mobix Class A Common Stock” means the Class A Common Stock, par value $0.00001, of Mobix as set forth in the Mobix Charter.

“Mobix Class B Common Stock” means the Class B Common Stock, par value $0.00001, of Mobix as set forth in the Mobix Charter.

“Mobix Common Stock” means Mobix Class A Common Stock and Mobix Class B Common Stock.

“Mobix Incentive Plan” means the 2023 Equity Incentive Plan, as amended, supplemented or modified from time to time.

“Mobix Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of Mobix; or (b) would prevent, materially delay or materially impede the performance by Mobix or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger and the other Transactions; provided, however, that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be an Mobix Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP, in each case after the date hereof; (ii) events or conditions generally affecting the industries or geographic areas in which Mobix operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, wild fire or other natural disaster, epidemic, disease outbreak, pandemic (including COVID-19), or acts of God, (vi) any actions taken or not taken by Mobix as required by this Agreement or any Ancillary Agreement, (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction, or (viii) any actions taken, or failures to take action, or such other changed or events, in each case, which the Company has requested or to which it has consented in writing or which actions are expressly contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that Mobix is disproportionately affected thereby as compared with other participants in the industry in which Mobix operates.

“Mobix Organizational Documents” means the Mobix Charter and Mobix Bylaws, in each case as amended, modified or supplemented from time to time.

“Mobix Warrants” means warrants to purchase shares of Mobix Class A Common Stock with each whole warrant exercisable for one share of Mobix Class A Common Stock.

“Open Source Software” means any Software that is licensed pursuant to: (a) any license that is a license now or in the future approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); or (b) any license to Software that is considered “free” or “open source software” by the Open Source Initiative or the Free Software Foundation.

“Permitted Liens” means: (a) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s assets that are subject thereto; (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (c) Liens for Taxes not yet due and payable, or being contested in good faith; (d) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (e) non-exclusive licenses, sublicenses or other rights to Intellectual Property owned by or licensed to the Company granted to any licensee in the ordinary course of business (f) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, and (g) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“Per Share Exchange Ratio” means the number obtained by dividing the Aggregate Stock Consideration by the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data which allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by applicable Privacy/Data Security Laws, in each case to the extent processed by the Company in connection with its business.

“Privacy/Data Security Laws” means all applicable laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or the security of Personal Information.

“Products” mean any products or services, designed, developed, manufactured, performed, licensed, sold, distributed other otherwise made available by or on behalf of the Company (including any Software or Technology that interoperates with or is bundled or made available as part of any such product or service), from which the Company has derived previously, is currently deriving or expects to derive, revenue from the sale or provision thereof, including products or services currently under development by the Company.

“Pro Rata Percentage” means, with respect to Russell J. Cyr, 50.1% and, with respect to Geoffrey C. Dawe, 49.9%.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act.

“Software” means all computer software (in object code or source code format), databases, and related documentation and materials.

“Sanctioned Country” means any country or territory that is the subject or target of comprehensive Sanctions (at the time of this agreement, the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means any Person that has been or is designated on OFAC’s List of Specially Designated Nationals and Blocked Persons, Sectoral Sanctions Identification List, or Foreign Sanctions Evader List, or any other similar list of designated Persons established pursuant to Sanctions.

“Sanctions” means economic sanctions laws, regulations, and executive orders of the United States (including those administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the European Union, any European Union member state, the United Kingdom, and any other relevant sanctions authority.

“subsidiary” or “subsidiaries” of the Company, the Surviving Company, Mobix or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services that are utilized in or comprise the Products of the Company.

“Technology” means all designs, formulas, algorithms, procedures, techniques, methods, processes, concepts, ideas, know-how, programs, models, routines, data, databases, tools, inventions, creations, improvements and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein.

“Trading Day” means any day on which the Nasdaq is open for trading.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by Mobix, Merger Sub or the Company in connection with the Transaction and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the Surviving Company at such time. All such determinations shall be appropriately adjusted for any share splits, share capitalizations, reorganizations, recapitalizations and other similar events during such period.

Section 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
2024 Earn-Out	§ 3.04(a)(i)
2024 Earn-Out Period	§ 3.04(a)(i)
2024 Earn-Out Maximum	§ 3.04(a)(i)
2025 Earn-Out	§ 3.04(a)(ii)
2025 Earn-Out Period	§ 3.04(a)(ii)
2025 Earn-Out Maximum	§ 3.04(a)(ii)
2024 Revenue Floor	§ 3.04(a)(i)
2025 Revenue Floor	§ 3.04(a)(ii)
2024 Revenue Milestone	§ 3.04(a)(i)
2025 Revenue Milestone	§ 3.04(a)(ii)
AAA	§ 10.06
Action	§ 4.09
Agreement	Preamble
Antitrust Laws	§ 3.04(b)
Blue Sky Laws	§ 4.05(b)
Certificate of Merger	§ 2.02(a)
Certificates	§ 3.02(a)
Closing	§ 2.02(b)
Closing Date	§ 2.02(b)
Closing Date VWAP	§ 1.01
Code	§ 3.02(e)
Company	Preamble
Company Board	Recitals
Company Disclosure Schedule	Article IV
Company Permits	§ 4.06
Company Stockholder Approval	§ 4.18
Company Waiving Parties	§ 10.11(b)
Continuing Employees	§ 7.01(a)
Data Security Requirements	§ 4.13(g)
DGCL	Recitals
DLLCA	Recitals
D&O Tail	§ 7.02(b)
Earn-Out	§ 3.04(a)
Effective Time	§ 2.02(a)
Environmental Permits	§ 4.14
ERISA	§ 4.10(a)
ERISA Affiliate	§ 4.10(c)
Exchange Act	§ 5.07(a)
Financial Statements	§ 4.07(a)

Defined Term	Location of Definition
Governmental Authority	§ 4.05(b)
IRS	§ 4.10(b)
Law	§ 4.05(a)
Lease	§ 4.12(b)
Lease Documents	§ 4.12(b)
Letter of Transmittal	§ 3.02(a)
Material Contracts	§ 4.16(a)
Merger	Recitals
Merger Intended Tax Treatment	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	§ 5.03(b)
Minimum Number of Securities	§ 7.06(b)
Mobix	Preamble
Mobix Board	Recitals
Mobix Material Contracts	§ 5.12
Mobix SEC Reports	§ 5.07(a)
Mobix Stockholders	Recitals
Mobix Waiving Parties	§ 10.11(a)
Nasdaq	§ 5.07(d)
PEO	§ 4.10(a)
PEO Employee	§ 4.10(a)
PEO Sponsored Plan	§ 4.10(a)
Piggyback Registration	§ 7.06(a)
Plans	§ 4.10(a)
Registered IP	§ 4.13(a)
Remedies Exceptions	§ 4.04
Representatives	§ 1.03
Revenue	§ 3.04(a)
Rule 144	§ 7.06(a)
SEC	§ 5.07(a)
Securities Act	§ 5.07(a)
Service Agreements	§ 4.10(a)
Surviving Company	§ 2.02(a)
Tax	§ 4.14(n)
Tax Return	§ 4.14(n)
Terminating Company Breach	§ 9.01(c)
Terminating Mobix Breach	§ 9.01(d)
WARN Act	§ 4.11(b)
Written Consent	Recitals

Section 1.03 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (viii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, (ix) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (x) references to “dollar”, “dollars” or “$” shall be to the lawful currency of the United States, and (xi) the word “shall” and the word “will” indicate a mandatory obligation.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) Whenever this Agreement states that documents or other information have been “made available” or “provided to” Mobix (including words of similar import), such words shall mean that such documents or information referenced shall have been posted in the virtual data room hosted by Dealroom to Mobix and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, “Representatives”) at least three (3) days prior to the date hereof.

Article II.

transactions

Section 2.01 The Merger. On the Closing Date, upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL and the DLLCA, at the Effective Time, the Company shall be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company shall cease, and Merger Sub shall continue its existence under the DLLCA as the surviving company of the Merger (the “Surviving Company”) and a wholly-owned subsidiary of Mobix.

Section 2.02 Effective Time; Closing.

(a) As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the Company shall cause the Merger to be consummated by the due execution, acknowledgement and filing with the Secretary of State of the State of Delaware of a certificate of merger in the form required by the DGCL and the DLLCA (the “Certificate of Merger”), with the Merger becoming effective immediately upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other subsequent date and time as Mobix and the Company agree and specify in the Certificate of Merger in accordance with the DGCL and the DLLCA (the “Effective Time”).

(b) Immediately prior to such filing of a Certificate of Merger in accordance with Section 2.02(a), a closing (the “Closing”) shall take place electronically through the exchange of documents via email or other form of electronic transmission, at 9:00 a.m., New York City time, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be thereafter as effectually the property of the Surviving Company, and all debts, liabilities and duties of each of the Company and Merger Sub shall thenceforth attach to the Surviving Company and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

Section 2.04 Certificate of Incorporation; Operating Agreement. The certificate of formation and operating agreement of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of formation and operating agreement of the Surviving Company until thereafter amended as provided by applicable Law and such certificate of incorporation, except that the name of the Surviving Company will be “RaGE Systems, LLC” or such other name as is mutually agreed by the Parties.

Article III.

CONVERSION OF SECURITIES; Exchange of certificates

Section 3.01 Conversion of Securities.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Mobix, Merger Sub, the Company or the Company Stockholders:

(i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the number of shares of Mobix Class A Common Stock equal to the Per Share Exchange Ratio, with each holder of such shares of Company Common Stock issued and outstanding immediately prior to the Effective Time being entitled to receive the number of shares of Mobix Class A Common Stock out of the Aggregate Stock Consideration in accordance with their respective Pro Rata Percentage.

(ii) All shares of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist and no payment or distribution shall be made with respect thereto; and

(iii) The membership interests of Merger Sub outstanding immediately prior to the Effective Time shall automatically be converted into and become the membership interests of the Surviving Company, which will constitute all of the outstanding equity of the Surviving Company.

Section 3.02 Surrender and Payment.

(a) Exchange Procedures. Promptly following the Effective Time, Mobix shall use its reasonable best efforts to mail to each Company Stockholder: a letter of transmittal, which shall be in a form reasonably acceptable to Mobix and the Company (the “Letter of Transmittal”) and shall specify: (i) that delivery shall be effected, and risk of loss and title to the certificates evidencing the Company Stockholders’ shares of Company Common Stock (the “Certificates”) shall pass, only upon proper delivery of the Certificates to Mobix or confirmation of cancellation of such Certificates from the Company; and (ii) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within five (5) Business Days (but in no event prior to the Effective Time) after the surrender to Mobix of all Certificates held by the Company Stockholders for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the Company Stockholders shall be entitled to receive in exchange therefore, and Mobix shall cause CST to deliver, the Aggregate Stock Consideration in accordance with the provisions of Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the Aggregate Stock Consideration in accordance with Section 3.01 shall be deemed at all times after the Effective Time to represent only the right to receive, upon such surrender, the Aggregate Stock Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01.

(b) Distributions with Respect to Unexchanged Shares of Mobix Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Mobix Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Mobix Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.02(a). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, Mobix shall pay or cause to be paid to the holder of such Certificate, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to the shares of Mobix Common Stock evidenced by such Certificate, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to the shares of Mobix Common Stock evidenced by such Certificate.

(c) No Further Rights in Company Common Stock. The Aggregate Stock Consideration payable upon conversion of the Company Common Stock in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Common Stock.

(d) No Liability. Neither of Mobix nor the Surviving Company shall, to the fullest extent permitted by applicable Law, be liable to the Company Stockholders for any such Company Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 3.01.

(e) Withholding Rights. Each of the Surviving Company and Mobix shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Company Stockholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Company or Mobix, as the case may be, and timely remitted to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Stockholders (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made by the Surviving Company or Mobix, as the case may be.

(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Mobix shall issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate, the Aggregate Stock Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01.

Section 3.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates listed in the stock transfer books of the Company immediately prior to the Effective Time presented to Mobix shall be converted into the corresponding portion of the Aggregate Stock Consideration in accordance with the provisions of Section 3.01.

Section 3.04 Earn-Out.

(a) Following the Closing, in addition to the Aggregate Transaction Consideration, the Company Stockholders, in accordance with the Pro Rata Percentage, will be entitled to the following earn-out payments (“Earn-Out”) to be paid pursuant to the following conditions based on all worldwide revenue relating to sale and/or supply of all products and services of the Company, prior to the Closing, and the Surviving Company, on and after the Closing, which revenue shall be deemed to occur on the date that it is booked in accordance with GAAP (“Revenue”):

(i) 2024 Earn-Out.

(1) If the Company, prior to the Closing, and the Surviving Company, on and after the Closing, generate Revenue directly attributable to the Company or the Surviving Company and accrued between January 1, 2024 and December 31, 2024 (the “2024 Earn-Out Period”) of less than $4,000,000 (the “2024 Revenue Floor”), then the amount of Earn-Out during the 2024 Earn-Out Period shall be zero.

(2) If the Company, prior to the Closing, and the Surviving Company, on and after the Closing, generate Revenue directly attributable to the Company or the Surviving Company and accrued during the 2024 Earn-Out Period equal to or greater than the 2024 Revenue Floor and equal to or less than $8,000,000 (the “2024 Revenue Milestone”), then Mobix shall pay or issue to the Company Stockholders no later than March 31, 2025, in accordance with the Pro Rata Percentage, an aggregate amount of $4,000,000 multiplied by (x) the Revenue during the 2024 Earn-Out Period divided by (y) the 2024 Revenue Milestone (the “2024 Earn-Out”), of which (A) 50% shall be paid in cash and (B) 50% shall be paid in the form of issuance to the Company Stockholder the number of issued, fully-paid and nonassessable shares of Mobix Common Stock equal to the quotient of (1) 50% of the 2024 Earn-Out divided by (2) the Closing Date VWAP; provided, that, except as set forth in Section 3.04(a)(iii) below, any Company Stockholder’s entitlement to the 2024 Earn-Out shall be nullified if such Company Stockholder is no longer an employee of Mobix as of December 31, 2024.

(3) If the Company, prior to the Closing, and the Surviving Company, on and after the Closing, generate Revenue directly attributable to the Company or the Surviving Company and accrued during the 2024 Earn-Out Period greater than the 2024 Revenue Milestone, then Mobix shall pay or issue to the Company Stockholders no later than March 31, 2025, in accordance with the Pro Rata Percentage, an aggregate amount of $4,000,000 (the “2024 Earn-Out Maximum”), of which (A) $2,000,000 shall be paid in cash and (B) $2,000,000 shall be paid in the form of issuance to the Company Stockholder the number of issued, fully-paid and nonassessable shares of Mobix Common Stock equal to the quotient of (1) $2,000,000 divided by (2) the Closing Date VWAP; provided, that, except as set forth in Section 3.04(a)(iii) below, any Company Stockholder’s entitlement to the 2024 Earn-Out Maximum shall be nullified if such Company Stockholder is no longer an employee of Mobix as of December 31, 2024.

(ii) 2025 Earn-Out.

(1) If the Surviving Company generates Revenue directly attributable to the Surviving Company and accrued between January 1, 2025 and December 31, 2025 (the “2025 Earn-Out Period”) of less than $6,750,000 (the “2025 Revenue Floor”), then the amount of Earn-Out during the 2025 Earn-Out Period shall be zero.

(2) If the Surviving Company generates Revenue directly attributable to the Surviving Company and accrued during the 2025 Earn-Out Period equal to or greater than the 2025 Revenue Floor and equal to or less than $13,500,000 (the “2025 Revenue Milestone”), then Mobix shall pay or issue to the Company Stockholders no later than March 31, 2026, in accordance with the Pro Rata Percentage, an aggregate amount of $4,000,000 multiplied by (x) the Revenue during the 2025 Earn-Out Period divided by (y) the 2025 Revenue Milestone (the “2025 Earn-Out”), of which (A) 50% shall be paid in cash and (B) 50% shall be paid in the form of issuance to the Company Stockholder the number of issued, fully-paid and nonassessable shares of Mobix Common Stock equal to the quotient of (1) 50% of the 2025 Earn-Out divided by (2) the Closing Date VWAP; provided, that, except as set forth in Section 3.04(a)(iii) below, any Company Stockholder’s entitlement to the 2025 Earn-Out shall be nullified if such Company Stockholder is no longer an employee of Mobix as of December 31, 2025.

(3) If the Surviving Company generates Revenue directly attributable to the Surviving Company and accrued during the 2025 Earnout Period greater than the 2025 Revenue Milestone, then Mobix shall pay or issue to the Company Stockholders no later than March 31, 2026, in accordance with the Pro Rata Percentage, an aggregate amount of $4,000,000 (the “2025 Earn-Out Maximum”), of which (A) $2,000,000 shall be paid in cash and (B) $2,000,000 shall be paid in the form of issuance to the Company Stockholder the number of issued, fully-paid and nonassessable shares of Mobix Common Stock equal to the quotient of (1) $2,000,000 divided by (2) the Closing Date VWAP; provided, that, except as set forth in Section 3.04(a)(iii) below, any Company Stockholder’s entitlement to the 2025 Earn-Out Maximum shall be nullified if such Company Stockholder is no longer an employee of Mobix as of December 31, 2025.

(iii) Acceleration of Earn-Out. In the event that any Company Stockholder’s employment with Mobix is terminated by Mobix without “cause” (as such term is defined in the Employment Agreements) prior to January 1, 2026, the 2024 Earn-Out Maximum and the 2025 Earn-Out Maximum payable to both Company Stockholders shall be deemed to have been earned, and each Company Stockholder shall be entitled to receive the 2024 Earn-Out Maximum and 2025 Earn-Out Maximum, less any Earn-Out amounts previously paid to such Company Stockholder, which shall be paid in full no later than ten (10) Business Days following the termination without “cause” of such Company Stockholder’s employment with Mobix.

(iv) Post-Closing Operation of the Company. Following the Closing, Mobix will have sole discretion with regard to all matters relating to the operation of the Surviving Company; provided, however, that, during the period beginning on the Closing Date and ending on January 1, 2026, Mobix and its affiliates shall (A) not take any action or omit to take any action in bad faith to avoid or reduce, or with the primary purpose of avoiding or reducing, the 2024 Earn-Out and/or 2025 Earn-Out, (B) not transfer all or substantially all of the assets of the Surviving Company to an unrelated third party unless such party assumes the earn-out obligations under this Section 3.04 as if it were Mobix and (C) provide reasonable marketing, sales, manufacturing, shipping and service support to the Surviving Company.

(b) Notwithstanding the foregoing, none of the Earn-Out payable or issuable pursuant to Section 3.04(a) will be released to any Company Stockholder who is required to file a notification pursuant to Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, or lessening of competition through merger or acquisition, including the HSR Act (“Antitrust Laws”) until any applicable waiting period pursuant to the HSR Act or applicable Antitrust Laws has expired or been terminated, or required approval under any other Antitrust Law is obtained; provided that any such Company Stockholder has notified Mobix of such required filing pursuant to the HSR Act or other Antitrust Law in connection therewith following reasonable advance notice from Mobix of the reasonably anticipated payment or issuance of Earn-Out.

(c) The Earn-Out shall automatically be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Mobix Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Mobix Common Stock, occurring on or after the date hereof and prior to the time any such Earn-Out are delivered to the Company Stockholders, if any.

(d) Any issuance of Mobix Common Stock as a part of Earn-Out shall be treated as an adjustment to the Aggregate Transaction Consideration by the parties hereto for Tax purposes and not treated as “other property” within the meaning of Section 356 of the Code, unless otherwise required by applicable law as a result of a “determination” (within the meaning of Section 1313(a) of the Code).]

Section 3.05 Cash Consideration Payments. Mobix shall pay the Aggregate Cash Consideration to the Company Stockholders as follows, in each case, in accordance with the Pro Rata Percentage:

(a) $200,000 to be paid on the Closing Date;

(b) $1,000,000 to be paid on November 15, 2024;

(c) $800,000 to be paid on April 15, 2025.

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by Company in connection with this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to Mobix and Merger Sub as follows:

Section 4.01 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(b) As of the date hereof, the Company does not have any subsidiaries and the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

Section 4.02 Certificate of Incorporation and Bylaws. The Company has, prior to the date of this Agreement, made available to Mobix a complete and correct copy of the certificate of incorporation and bylaws, each as amended to date, of the Company. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect. The Company is not in material violation of any of the provisions of its certificate of incorporation or bylaws.

Section 4.03 Capitalization.

(a) The authorized capital stock of the Company consists of one million (1,000,000) shares of Company Common Stock. As of the date of this Agreement one million (1,000,000) shares of Company Common Stock are issued and outstanding.

(b) (i)There are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, (ii) the Company is not a party to, or otherwise bound by, and the Company has not granted, any equity appreciation rights, participations, phantom equity or similar rights and (iii) there are no voting trusts, voting agreements, proxies, stockholder agreements or other agreements with respect to the voting or transfer of the Company Common Stock or any of the equity interests or other securities of the Company. The Company does not own any equity interests in any person.

(c) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person.

(d) All outstanding shares of the Company have been issued and granted in compliance with (i) all applicable securities Laws and other applicable Laws and (ii) all pre-emptive rights and other requirements set forth in applicable contracts to which the Company is a party.

(e) The Company Stockholders collectively own directly and beneficially and of record, all of the issued and outstanding shares of the Company. Except for the shares of the Company Common Stock held by the Company Stockholders, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

(f) All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) applicable securities Laws and other applicable Laws and (ii) any preemptive rights and other similar requirements set forth in applicable contracts to which the Company is a party.

Section 4.04 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, to perform all of its respective obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company, the execution and delivery at Closing by the Company of each of the other Transaction Documents to which it is a party, and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or such other Transaction Documents or to consummate the Transactions (other than the execution, acknowledgment and filing with the Secretary of State of the State of Delaware, the Certificate of Merger as required by the DGCL and the DLLCA). This Agreement and each of the other Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Mobix and Merger Sub, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”).

Section 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement and each of the other Transaction Documents by the Company does not and the filing and recordation of appropriate merger documents as required by the DGCL and the DLLCA and the receipt of the consents, approvals, authorizations or permits, filings and notifications contemplated by Section 4.05(b), the performance of this Agreement and each of the other Transaction Documents by the Company will not, on the part of the Company (i) conflict with or violate the certificate of incorporation or bylaws of the Company, (ii) conflict with or violate any applicable and legally binding United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree treaty, convention, government directive or other order of any Governmental Authority (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, result in any material payment or penalty under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or would not reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement and each of the other Transaction Documents by the Company does not and will not, and the performance of this Agreement and each of the other Transaction Documents by the Company will not, on the part of the Company, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, quasi-governmental, supranational, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” Laws (“Blue Sky Laws”) and state takeover laws and filing and recordation of appropriate merger documents as required by the DGCL and the DLLCA, or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.06 Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have such Company Permits would not reasonably be expected to have a Company Material Adverse Effect. Section 4.06 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of all of the Company Permits. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. The Company is not in default, breach or violation of, (a) any Law applicable to the Company or by which any property or asset of the Company is bound or affected, or (b) any Material Contract or Company Permit, except, in each case, for any such defaults, breaches or violations that would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.07 Financial Statements.

(a) The Company has made available to Mobix true, correct and complete copies of the unaudited condensed balance sheet of the Company as of April 30, 2024 and the related unaudited condensed statements of operations of the Company (collectively, the “Financial Statements”), which are attached as Section 4.07(a) of the Company Disclosure Schedule. Each of the Financial Statements (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the date thereof and for the period indicated therein, except as otherwise noted therein and the absence of notes.

(b) Except as and to the extent set forth on the Financial Statements, the Company does not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business, (ii) obligations for future performance under any commercial contract to which the Company is a party or (iii) liabilities and obligations which would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole.

Section 4.08 Absence of Certain Changes or Events. Since the Lookback Date, except as expressly contemplated by this Agreement, (a) the Company has conducted its businesses in all material respects in the ordinary course and in a manner consistent with past practice, taking into account any changes to such practices as may have occurred prior to the date of this Agreement as a result of the outbreak of COVID-19, including compliance with COVID-19 Measures (b) the Company has not sold, assigned or otherwise transferred any right, title, or interest in or to any of its material assets (including Intellectual Property) other than non-exclusive licenses or assignments or transfers in the ordinary course of business and (c) there has not been any Company Material Adverse Effect.

Section 4.09 Absence of Litigation. There is no material litigation, suit, claim, action, proceeding, or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any Governmental Authority. Neither the Company nor any material property or asset or business of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 4.10 Employee Benefit Plans.

(a) All non-standard employment and consulting contracts or agreements to which the Company is a party, with respect to which the Company has any severance obligation (and, for the avoidance of doubt, excluding standard form agreements for employees outside of the United States and contracts or agreements that can be terminated at any time without severance or termination pay and upon notice of not more than sixty (60) days), have been made available to Mobix (collectively, the “Service Agreements”) and set forth on Section 4.10(a) of the Company Disclosure Schedule. In addition, Section 4.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder (“ERISA”)) and any other material plans, policies, programs, arrangements or agreements providing for bonus, equity compensation, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, paid time off and vacation and any other material employee benefit plan, program or arrangement, which, in each case, (i) is maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer, director and/or individual consultant, (ii) provides benefits or compensation to any individual who provides or provided services to the Company (a “PEO Employee”) pursuant to a professional employer organization (“PEO”) service agreement (such plans being hereinafter referred to as “PEO Sponsored Plan”), or (iii) under which the Company has or could reasonably be expected to incur any material liability (contingent or otherwise) (collectively, the “Plans”). Each Plan that is a PEO Sponsored Plan is specifically identified as such on Section 4.10(a) of the Company Disclosure Schedule.

(b) With respect to each Plan, the Company has made available to Mobix, if applicable (i) a true and complete copy of the current plan document (or a written summary thereof if such Plan or PEO Sponsored Plan is not reduced to writing) and all material amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) copies of the Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules and nondiscrimination testing results, in each case, for the two (2) most recent plan years, (iv) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan or PEO Sponsored Plan, and (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan within the past three (3) years with respect to which any material liability remains outstanding. The Company does not have any express, legally-binding commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c) With the exception of each Plan that is a PEO Sponsored Plan as set forth on Section 4.10(a) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate currently sponsors, maintains or contributes to, nor has, within the past six (6) years, sponsored, maintained or been required to contribute to, nor has any liability or obligation (contingent or otherwise) under (i) a “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a “multiple employer plan” (within the meaning of Section 413 of the Code), or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

(d) Except as set forth on Section 4.10(d) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of the Transactions (either alone or in combination with another event) would reasonably be expected to (i) result in any obligation, whether under any Plan, Service Agreement or otherwise, to pay separation, severance or termination to any current or former employee, director and/or individual independent contractor, (ii) accelerate the time of payment or vesting, or increase the amount, of any material benefit or other compensation due to any individual, or (iii) result in any amount paid or payable by the Company being classified as an “excess parachute payment” under Section 280G of the Code. The Company has no obligation to provide for the gross-up of any Tax imposed by Section 4999 or 409A of the Code to any current or former employee, director and/or individual independent contractor.

(e) Except as set forth on Section 4.10(e) of the Company Disclosure Schedule, none of the Plans or Service Agreements provide, nor does the Company have or reasonably expect to have any obligation to provide retiree medical or life benefits (whether insured or not) to any current or former employee, director or individual consultant of the Company after termination of employment or service, except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder. Each Plan, each Service Agreement and, to the Company’s Knowledge, each Plan that is a PEO Sponsored Plan is in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan, any Plan that is a PEO Sponsored Plan (other than claims for benefits in the ordinary course) nor any Service Agreement and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(f) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion letter from the IRS, and to the knowledge of Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that could reasonably be expected to result in the loss of the qualified status of any such Plan or the exempt status of any such trust.

(g) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan that could reasonably be expected to result in material liability to the Company. There have been no acts or omissions by the Company or any ERISA Affiliate that have given or could reasonably be expected to give rise to any material fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

(h) All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company, except as would not result in material liability to the Company.

(i) The Company has complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income Taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(j) Each Plan and each Service Agreement that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been administered and operated, in all material respects, in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder.

Section 4.11 Labor and Employment Matters.

(a) (i) Since the Lookback Date, there have been and are no material Actions pending or, to the knowledge of the Company, threatened against the Company by any of its current or former employees or PEO Employees (ii) the Company is not, and has not been since the Lookback Date, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to persons employed by the Company, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are, and since the Lookback Date, there have been no unfair labor practice complaints pending against the Company before the National Labor Relations Board; and (iv) since the Lookback Date, there has not been, nor, to the knowledge of the Company, has there been any threat of any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute against the Company.

(b) The Company is and, since the Lookback Date, has been, and to the Company’s Knowledge, the PEO is and has been in material compliance with all applicable Laws relating to the employment, employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988 (“WARN Act”), as amended, or any similar state or local Laws), immigration, meal and rest breaks, pay equity, workers’ compensation, family and medical leave, and occupational safety and health requirements, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes.

(c) Since the Lookback Date, the Company has not been a party to a settlement agreement with a current or former officer, director, employee or independent contractor, that relates primarily to material allegations of sexual harassment. To the knowledge of the Company, since the Lookback Date, no allegation of sexual harassment has been made against any officer, director, employee, or independent contractor of the Company. No disclosure pursuant to Item 401(f) of Regulation S-K of the SEC would be required with respect to any current director or officer of the Company.

(d) Each person who is a current or former service provider of the Company has at all times since the Lookback Date been properly classified: (i) as either an employee or independent contractor; and (ii) for employees, overtime exempt or non-exempt under Applicable Law.

Section 4.12 Real Property; Title to Assets.

(a) The Company does not own any real property. The Company is not a party to any agreement or option to purchase or sell any real property or material interest therein.

(b) Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company leases, subleases or licenses any real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete in all material respects copies of all Lease Documents have been made available to Mobix. There are no leases, subleases, concessions or other contracts granting to any person other than the Company the right to use or occupy any real property, and, to the Company’s knowledge, all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing material default or event of default (or, to the Company’s knowledge, event which, with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, be material to the Company, taken as a whole.

(c) There are no contractual or legal restrictions that preclude or restrict the ability of the Company to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those that would not reasonably be expected to have a Company Material Adverse Effect.

(d) The Company has legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, reasonably be expected be material to the Company, taken as a whole.

Section 4.13 Intellectual Property.

(a) Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following: (i) registered Patents, Trademarks, domain names and Copyrights and applications for any of the foregoing, in each case that have been filed with the applicable Governmental Authority and that are owned or purported to be owned by the Company (“Registered IP”) (showing in each, as applicable, the filing date, date of issuance, expiration date and registration or application number, and registrar), (ii) all contracts or agreements to use any Company-Licensed IP, including for the Software, or Technology, of any other persons that are material to the Products or manufacture thereof, that are material to the business of the Company as currently conducted (other than unmodified, commercially available, “off-the-shelf” Software, Technology or Business Systems with a replacement cost and/or aggregate annual license and maintenance fees of less than $250,000); and (iii) (A) any Software owned or purported to be owned by the Company that is material to the business of the Company as currently conducted and would have a replacement cost of more than $250,000 and (B) except to the extent previously disclosed in Section 4.13(a) of the Company Disclosure Schedule or disclosure could reasonably be expected to adversely affect the Company’s trade secrets, or Technology owned or purported to be owned by the Company that is material to the Products and would have a replacement cost of more than $250,000. The Company IP, including the Intellectual Property specified on Section 4.13(a) of the Company Disclosure Schedule, constitutes all material Intellectual Property rights used in the operation of the business of the Company and is sufficient for the conduct of the business as currently conducted and, to the knowledge of the Company, contemplated to be conducted as of the date hereof.

(b) The Company is the sole owner of, or has the exclusive rights to use, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and has the right to use pursuant to a valid and enforceable written license, all Company-Licensed IP. All Company-Owned IP that is material to the business of, the Company as currently conducted is subsisting and, to the knowledge of the Company, valid and enforceable.

(c) The Company has taken and takes commercially reasonable actions to maintain, protect and enforce Intellectual Property rights in the trade secrets and other Confidential Information in its possession or control, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information. The Company has not disclosed any such trade secrets or Confidential Information that is material to the business of the Company to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such trade secret or other Confidential Information.

(d) Since the Lookback Date, (i) there have been no claims filed with a Governmental Authority and served on the Company, or threatened in writing (including email) and served on the Company to be filed, against the Company with any Governmental Authority, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Registered IP, or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or offers to license any Intellectual Property rights from any other person); (ii) to the Company’s knowledge, the operation of the business of the Company (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons; (iii) to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP; and (iv) the Company has not received any formal written opinions of counsel regarding any of the foregoing.

(e) All current and past founders, officers, management, employees, and contractors who have contributed to, developed or conceived any Company-Owned IP that is material to the business of the Company have executed valid, written agreements with the Company, substantially in the form made available to Merger Sub or Mobix, and pursuant to which such persons agreed to maintain in confidence all confidential or proprietary information acquired by them in the course of their relationship with the Company and assigned to the Company all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such person in the course of and related to his, her or its relationship with the Company, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property, except as otherwise required or prohibited by applicable Law.

(f) The Company does not use and has not used any Open Source Software in a manner that would (i) grant or purport to grant to any other person any rights to or immunities under any of the Company-Owned IP, or (ii) require the Company, under the terms of any license, (A) to disclose or distribute the source code to any Product components or Business Systems owned or purported to be owned by the Company which are incorporated in or necessary for the use of the Products or (B) to license or provide the source code to any such Business Systems or Product components for the purpose of making derivative works, or to make available for redistribution to any person the source code to any of the Product components at no or minimal charge.

(g) The Company owns, leases, licenses, or otherwise has a valid and enforceable legal right to use all Business Systems, and such Business Systems are sufficient in all material respects for the needs of the business of the Company as currently conducted. The Company maintains commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and since the Lookback Date, there has not been any material failure with respect to any of the Products or Business Systems that has not been remedied or replaced in all material respects. The Company has purchased a reasonably sufficient number of seat licenses for its Business Systems.

(h) The Company currently and previously since the Lookback Date has complied in all material respects with (i) all applicable Privacy/Data Security Laws, (ii) industry standards to which the Company is legally bound, and (iii) all contractual commitments that the Company has entered into or is otherwise bound with respect to privacy and/or data security of Personal Information and/or Business Data held or processed by or on behalf of the Company (collectively, the “Data Security Requirements”). The Company has implemented reasonable data security safeguards designed to protect the security and integrity of its Business Systems and any Personal Information or Business Data held or processed by or on behalf of the Company, including implementing commercially reasonable procedures designed to prevent unauthorized access and the introduction of Disabling Devices. The Company has not inserted and, to the knowledge of the Company, no other person has inserted any Disabling Device in any of the Business Systems or Product components. Since the Lookback Date, the Company has not (x) experienced any data security breaches that were required to be reported under applicable Privacy/Data Security Laws; or (y) received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints in writing, in each case regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements.

(i) The Company has all rights required by applicable Laws to use the Business Data, in whole or in part, in the manner in which the Company receives and uses such Business Data prior to the Closing Date. The Company is not subject to any contractual requirements, public-facing privacy policies, or other legal obligations, including based on the Transactions, that would on the part of the Company: (i) prohibit Merger Sub or Mobix from receiving or using Personal Information or Business Data held or processed by or on behalf of the Company, in a materially similar manner to which the Company receives and uses such Personal Information and Business Data prior to the Closing Date; or (ii) result in material violation of Data Security Requirements.

Section 4.14 Taxes.

(a) The Company: (i) has filed (taking into account any validly obtained extension of time within which to file) all income and other material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are true, complete and accurate in all material respects; (ii) has paid all income and other material Taxes payable by the Company (whether or not shown on any Tax Return), except with respect to Taxes that are being contested in good faith and are disclosed in Section 4.14(a) of the Company Disclosure Schedule and for which adequate reserves have been made in accordance with U.S. GAAP, and no material penalties or charges are due with respect to the late filing of any Tax Return of the Company; (iii) has not waived any statute of limitations with respect to income or other material Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency in respect of income Taxes or any other material amounts of Taxes; and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of income or other material amounts of Taxes or other material Tax matters pending or proposed or threatened in writing, in each case which has not been paid or fully resolved.

(b) The Company is not a party to, is not bound by, and has no obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) and has no a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than pursuant to commercial agreements entered into in the ordinary course of business the principal purposes of which do not relate to Taxes.

(c) No claim has been made in writing (nor to the Company’s knowledge has any claim been made) by any Taxing authority in a jurisdiction in which the Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(d) The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or incorrect method of accounting for a taxable period ending on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale made on or prior to the Closing Date; (iv) any prepaid amount received or deferred revenue arising outside of the ordinary course of business recognized on or prior to the Closing Date; (v) any intercompany transactions or any excess loss account occurring or in existence prior to the Closing described in Treasury Regulations under Section 1502 of the Code (or any analogous provision of state, local or foreign Tax law).

(e) The Company has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(f) The Company has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(g) The Company has no material liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor.

(h) The Company has no request for a material ruling in respect of Taxes pending between the Company and any Tax authority.

(i) The Company has made available to Mobix true, correct and complete copies of the final filed U.S. federal income Tax Returns filed by the Company for tax years 2020, 2021, and 2022.

(j) The Company has not within the last two years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k) The Company has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(l) Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing any deficiency or claim for any income or other material Taxes of the Company that has not been fully resolved.

(m) There are no Tax Liens upon any assets of the Company except for Permitted Liens.

(n) The Company has no liability for a material amount of unpaid Taxes that has not been accrued for or reserved on the Company’s Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Company in the ordinary course of business.

(o) The Company has not taken any action, nor to the knowledge of the Company are there any facts or circumstances, that would reasonably be expected to prevent the Merger from qualifying for the Merger Intended Tax Treatment.

(p) As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes”) means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as any schedules or attachments thereto and amendments thereof) required to be supplied or supplied to a Tax authority relating to Taxes.

Section 4.15 Environmental Matters. (a) The Company is not, or has not been since the Lookback Date, in violation in any material respect of any applicable Environmental Law; (b) to the knowledge of the Company, the Company has not released or caused any release of Hazardous Substances on or from any property currently or formerly owned, leased or operated by the Company (including, without limitation, soils and surface and ground waters) in violation in any material respect of any Environmental Law in a manner or quantity which requires reporting, investigation, remediation, monitoring or other response action by the Company pursuant to applicable Environmental Laws; (c) to the Company’s knowledge, the Company has not transported or disposed of, or arranged for the transportation or disposal of, Hazardous Substances at any real property not owned, operated or leased by the Company, in violation in any material respect of any Environmental Law or otherwise in a manner or quantity that has resulted or would reasonably be expected to result in a material liability to the Company under any Environmental Law; (d)  the Company has all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”); (e)  the Company is in compliance in all material respects with the terms and conditions of its Environmental Permits; and (f) the Company has delivered to Mobix true, correct and complete copies of all environmental Phase I reports and other material investigations, studies, audits, tests, reviews or other analyses commenced or conducted by or on behalf of the Company (or by a third-party of which the Company has knowledge) in relation to the current or prior business of the Company or any real property presently or formerly owned, leased, or operated by the Company (or its or their predecessors) that are in possession, custody or control of the Company.

Section 4.16 Material Contracts.

(a) Section 4.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all of the following types of contracts and agreements to which the Company is a party, excluding, for this purpose, any purchase orders submitted by customers (such contracts and agreements as are required to be set forth on Section 4.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i) each contract and agreement, excluding employment agreements, with consideration paid or payable to or by the Company of more than $50,000, in the aggregate, over the twelve (12)-month period ending April 30, 2024;

(ii) each contract and agreement with Suppliers to the Company for expenditures paid or payable by the Company of more than $20,000, in the aggregate, over the twelve (12)-month period ending April 30, 2024;

(iii) each contract and agreement with the top 10 customers of the Company that involves consideration payable to the Company;

(iv) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company is a party that are material to the business of the Company;

(v) all Service Agreements and management contracts, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or income or revenues related to any Product of the Company to which the Company is a party;

(vi) all contracts and agreements evidencing indebtedness (or any guaranty therefor) for borrowed money, the right to draw upon credit that has been extended for indebtedness or a Lien on its assets, whether tangible or intangible, to secure any indebtedness, in each case, in an amount greater than $20,000;

(vii) all contracts and agreements that is a definitive purchase and sale or similar agreement entered into in connection with an acquisition or disposition by the Company since the Lookback Date of any Person or of any business entity or division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner), excluding any such contracts or agreements in which the applicable acquisition or disposition has been consummated and there are no material obligations of the Company ongoing;

(viii) all partnership, joint venture, profits sharing (excluding any qualified retirement plans), carry interest or similar agreements that are material to the business of the Company;

(ix) all contracts and agreements with any Governmental Authority to which the Company is a party, other than any Company Permits;

(x) all contracts and agreements that limit, or purport to limit, the ability of the Company to compete in any line of business or with any person or entity or in any geographic area or during any period of time or to hire or retain any person, excluding customary confidentiality agreements,

(xi) all contracts or arrangements that result in any person or entity holding a power of attorney from the Company that relates to the Company or its business;

(xii) all leases or master leases of personal property reasonably likely to result in annual payments of $50,000 or more in a twelve (12)-month period;

(xiii) all contracts and agreements with outstanding obligations for the sale, purchase or dispositions of any property, assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $50,000 in any calendar year, in each case, other than any sale, purchase or disposition in the ordinary course of business;

(xiv) all contracts and agreements involving use of any Company-Licensed IP required to be listed in Section 4.13(a) of the Company Disclosure Schedule;

(xv) contracts which involve the license or grant of rights to Company-Owned IP by the Company, but excluding any nonexclusive licenses (or sublicenses) of Company-Owned IP granted: (A) to customers or distributors in the ordinary course of business consistent with past practice; (B) to vendors and service providers for the purpose of providing the applicable services to the Company; or (C) in the ordinary course of business for the use of a Trademark of the Company for marketing or similar purposes;

(xvi) any contract that (A) grants to any person any preferred pricing, “most favored nation” or similar rights or (B) grant exclusivity to any person in respect of any geographic location, any customer or any product or service;

(xvii) any contract or agreement not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 4.16(a) and expected to result in revenue or require expenditures in excess of $50,000 in the calendar year ending December 31, 2023;

(xviii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) or any other contract that is material to the Company, taken as a whole; and

(xix) any commitment to enter into any contract or agreement of the type described in clauses (i) through (xix) of this Section 4.16(a).

(b) (i) each Material Contract is a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, and is enforceable in accordance with its terms and the Company is not in material breach or violation of, or material default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in material breach or violation of, or material default under, any Material Contract; and (iii) the Company has not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract. The Company has furnished or made available to Mobix or its legal advisors true, correct and complete copies of all Material Contracts without redaction, including all modifications, amendments and supplements thereto.

Section 4.17 Insurance.

(a) Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, and the principal insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.

(b) With respect to each such insurance policy, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) the Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

Section 4.18 Board Approval; Vote Required. The Company Board (including any required committee or subgroup of such board), by resolutions duly adopted by either at least a majority of the directors voting at a meeting duly called and held or unanimous resolution of the directors, and not subsequently rescinded or modified in any way, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved and adopted this Agreement and the Merger and declared their advisability and approved the Merger and the other Transactions, (c) recommended that the Company Stockholders approve and adopt this Agreement and the Merger, and (d) directed that this Agreement be submitted for consideration by the Company Stockholders. The adoption of this Agreement by the affirmative vote or consent of the holders of at least a majority in voting power of the holders of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Merger (the “Company Stockholder Approval”). The Written Consent qualifies as the Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and the Transactions and consummate the Transactions.

Section 4.19 Anti-Corruption Compliance; Certain Business Practices. Since the Lookback Date, the Company and each of its subsidiaries, and each of their respective directors and officers, and, to Company’s knowledge, its employees, agents, and representatives have at all times complied in all material respects with the provisions of Anti-Corruption Laws. Since the Lookback Date, none of the Company, its subsidiaries, or their respective directors and officers, nor, to the Company’s knowledge, any agents, employees, or representatives of the Company, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic Government Officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Anti-Corruption Laws; or (c) made any payment that would constitute a bribe, kickback or illegal or improper payment to assist the Company or its subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person, or in securing any improper advantage. There have been no false or fictitious entries made in the books or records of the Company or its subsidiaries relating to any illegal payment or secret or unrecorded fund and the Company has not established or maintained a secret or unrecorded fund. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company and its subsidiaries, and their respective directors, officers, employees, agents, and representatives with Anti-Corruption Laws.

Section 4.20 Sanctions and Export Control Compliance.

(a) Since the Lookback Date, the Company and its subsidiaries, and their respective officers and directors, and to the Company’s knowledge, their respective employees, agents, and representatives have at all times complied in all material respects with all applicable Sanctions. Since the Lookback Date, none of the Company or its subsidiaries, nor any of their respective directors or officers, nor, to the Company’s knowledge, any of their respective employees, agents, representatives, or beneficial owners: (i) has been or is a Sanctioned Person; (ii) has been or is owned or controlled by a Sanctioned Person; (iii) has maintained or maintains any offices, branches, operations, assets, investments, employees, or agents in any Sanctioned Country; (iv) has participated in any transaction or business dealing with any Sanctioned Person or in any Sanctioned Country; (v) has received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation regarding an actual or alleged violation of Sanctions; or (vi) made any voluntary or involuntary disclosure to a Governmental Authority regarding an actual or alleged violation of Sanctions.

(b) Since the Lookback Date, the Company and each of its subsidiaries, and each of their respective directors and officers, and to the Company’s knowledge, its employees, agents, and representatives have at all times complied in all material respects with Export Control Laws. Since the Lookback Date, none of the Company, its subsidiaries, or their respective directors or officers, nor, to the Company’s knowledge, any of its agents, employees, or representatives: (i) has received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation regarding an actual or alleged violation of Export Control Laws; or (ii) made any voluntary or involuntary disclosure to a Governmental Authority regarding an actual or alleged violation of Export Control Laws.

Section 4.21 Brokers. Except as set forth in Section 4.21 of the Company Disclosure Schedule, no broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 4.22 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Mobix, its affiliates or any of their respective Representatives by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed and none of Mobix or Merger Sub shall have any claim with respect to their purported use of, or reliance on, any such representations and warranties, except those representations or warranties set forth in this Agreement. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Company nor any other person on behalf of Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Mobix, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Mobix, its affiliates or any of their respective Representatives or any other person, and that any such representations or warranties are expressly disclaimed.]

Article V.

REPRESENTATIONS AND WARRANTIES OF Mobix AND MERGER SUB

Except as set forth in the Mobix SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Mobix SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing in disclosed in such a Mobix SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.01 (Corporate Organization), Section 5.03 (Capitalization) and Section 5.04 (Authority Relative to This Agreement)), Mobix hereby represents and warrants to the Company as follows:

Section 5.01 Corporate Organization.

(a) Mobix is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b) Merger Sub is the only subsidiary of Mobix. Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Except for Merger Sub, Mobix does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

Section 5.02 Certificate of Incorporation and Bylaws. Each of Mobix and Merger Sub has heretofore furnished to the Company true, complete and correct copies of the Mobix Organizational Documents and the Merger Sub Organizational Documents. The Mobix Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither Mobix nor Merger Sub is in material violation of any of the provisions of the Mobix Organizational Documents and the Merger Sub Organizational Documents.

Section 5.03 Capitalization.

(a) The authorized share capital of Mobix consists of (i) 285,000,000 shares of Mobix Class A Common Stock, (ii) 5,000,000 shares of Mobix Class B Common Stock and (iii) 10,000,000 shares of preferred stock. As of the date of this Agreement, (A) 24,609,287 shares of Mobix Class A Common Stock and (B) 2,254,901 shares of Mobix Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights.

(b) All outstanding membership interests of Merger Sub have been duly authorized, validly issued and are not subject to preemptive rights and are held by Mobix.

(c) All outstanding shares of Mobix Common Stock and Mobix Warrants have been issued and granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the Mobix Organizational Documents.

(d) The Aggregate Stock Consideration being delivered by Mobix hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the Mobix Organizational Documents. The Aggregate Stock Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

Section 5.04 Authority Relative to This Agreement. Each of Mobix and Merger Sub have all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of Mobix and Merger Sub and the consummation by each of Mobix and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Mobix or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Mobix and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Mobix or Merger Sub, enforceable against Mobix or Merger Sub in accordance with its terms subject to the Remedies Exceptions.

Section 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Mobix and Merger Sub do not, and the performance of this Agreement by each of Mobix and Merger Sub will not, (i) conflict with or violate the Mobix Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of Mobix or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of Mobix or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Mobix or Merger Sub is a party or by which each of Mobix or Merger Sub or any of their properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have an Mobix Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Mobix and Merger Sub do not, and the performance of this Agreement by each of Mobix and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws and filing and recordation of appropriate merger documents as required by the DGCL and the DLLCA and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent Mobix or Merger Sub from performing its material obligations under this Agreement.

Section 5.06 Compliance. Neither Mobix nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to Mobix or Merger Sub or by which any property or asset of Mobix or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Mobix or Merger Sub is a party or by which Mobix or Merger Sub or any property or asset of Mobix or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have an Mobix Material Adverse Effect. Each of Mobix and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Mobix or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted, except, where the failure to have such material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority would not, individually or in the aggregate, have or reasonably be expected to have an Mobix Material Adverse Effect.

Section 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) Mobix has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since December 21, 2023, together with any amendments, restatements or supplements thereto (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) (collectively, the “Mobix SEC Reports”). Mobix has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Mobix with the SEC to all agreements, documents and other instruments that previously had been filed by Mobix with the SEC and are currently in effect. As of their respective dates, the Mobix SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of Mobix, each director and executive officer of Mobix has filed with the SEC on a timely basis all documents required with respect to Mobix by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Mobix SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of Mobix as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate have, a Mobix Material Adverse Effect). Mobix has no off-balance sheet arrangements that are not disclosed in the Mobix SEC Reports. No financial statements other than those of Mobix are required by GAAP to be included in the consolidated financial statements of Mobix.

(c) Except as and to the extent set forth in the Mobix SEC Reports, neither Mobix nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of Mobix’s and Merger Sub’s business.

(d) Mobix is in compliance in all material respects with the applicable corporate governance rules and regulations of the Nasdaq Global Market (the “Nasdaq”).

Section 5.08 Absence of Certain Changes or Events. Since December 21, 2023, except as expressly contemplated by this Agreement, (a) Mobix has conducted its business in the ordinary course and in a manner consistent with past practice and (b) there has not been any Mobix Material Adverse Effect.

Section 5.09 Absence of Litigation. There is no Action pending or, to the knowledge of Mobix, threatened against Mobix, or any property or asset of Mobix, by any Governmental Authority. Neither Mobix nor any material property or asset of Mobix is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Mobix, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

Section 5.10 Board Approval; Vote Required.

(a) The Mobix Board, by resolutions duly adopted by either at least a majority of the directors voting at a meeting duly called and held or unanimous resolution of the directors, and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of Mobix and the Mobix Stockholders and (ii) approved and adopted this Agreement and the Transactions and declared their advisability and approved the payment of the Aggregate Transaction Consideration to the Company Stockholders pursuant to this Agreement and the other Transactions.

(b) The sole member of Merger Sub, by resolutions duly adopted by consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and (ii) approved and adopted this Agreement and the Merger.

Section 5.11 No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement. Except as contemplated by this Agreement, Merger Sub will have no material assets, liabilities or obligations at all times prior to the Effective Time.

Section 5.12 Mobix Material Contracts.

(a) The Mobix SEC Reports include true, correct and complete copies of each material contract required to be filed with the SEC pursuant to Item 601(b)(10) of Regulation S-K or Item 1.01 of Form 8-K of the SEC to which Mobix or Merger Sub is party (the “Mobix Material Contracts”).

(b) Each Mobix Material Contract is in full force and effect and, to the knowledge of Mobix, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by the Remedies Exceptions. True, correct and complete copies of all Mobix Material Contracts have been made available to the Company to the extent not filed with the Mobix SEC Reports.

Section 5.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Mobix or Merger Sub.

Section 5.14 Employees. Other than any officers as described in the Mobix SEC Reports, Mobix and Merger Sub have never employed any employees. Other than reimbursement of any out-of-pocket expenses incurred by Mobix’s officers and directors in connection with activities on Mobix’s behalf in an aggregate amount not in excess of the amount of cash held by Mobix outside of the Trust Account, Mobix has no unsatisfied material liability with respect to any employee, officer or director. Mobix and Merger Sub have never and do not currently maintain, sponsor, contribute to or have any direct liability under any employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement nor the other Ancillary Agreements nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Mobix, or (ii) result in the acceleration of the time of payment or vesting of any such benefits. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the Mobix, Merger Sub or any affiliate being classified as an “excess parachute payment” under Section 280G of the Code or the imposition of any additional Tax under Section 409A(a)(1)(B) of the Code. There is no contract, agreement, plan or arrangement to which Mobix or Merger Sub is a party which requires payment by any party of a Tax gross-up or Tax reimbursement payment to any person. No disclosure pursuant to Item 401(f) of Regulation S-K of the SEC would be required with respect to any current director or officer of Mobix.

Section 5.15 Taxes.

(a) Mobix and Merger Sub (i) have duly and timely filed (taking into account any validly obtained extension of time within which to file) all income and other material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are true, complete and accurate in all material respects; (ii) have timely paid all income and other material Taxes payable by Mobix or Merger Sub (whether or not shown on any Tax Return), except with respect to Taxes that are being contested in good faith and for which adequate reserves have been made in accordance with U.S. GAAP, and no material penalties or charges are due with respect to the late filing of any Tax Return of Mobix or Merger Sub; (iii) have not waived any statute of limitations with respect to income or other material Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency in respect of income Taxes or other material amounts of Taxes; and (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of an income or other material amounts of Taxes or other material Tax matters pending or threatened in writing, in each case which has not been fully paid or resolved.

(b) Neither Mobix nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case, other than pursuant to commercial agreements entered into in the ordinary course of business the principal purposes of which do not relate to Taxes.

(c) No claim has been made in writing (nor to Mobix’s knowledge has any claim been made) by any Taxing authority in a jurisdiction in which Mobix or Merger Sub does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(d) None of Mobix or Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or incorrect method of accounting for a taxable period ending on or prior to the Closing Date, including by reason of application of Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) installment sale made on or prior to the Closing Date; (iv) any prepaid amount received or deferred revenue arising outside the ordinary course of business recognized on or prior to the Closing Date; or (v) any intercompany transactions or any excess loss account occurring or in existence prior to the Closing described in Treasury Regulations under Section 1502 of the Code (or any analogous provision of state, local or foreign Tax law).

(e) Mobix and Merger Sub have withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, stockholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(f) Neither Mobix nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(g) Neither Mobix nor Merger Sub has any material liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

(h) Neither Mobix nor Merger Sub has any request for a material ruling in respect of Taxes pending between Mobix and/or Merger Sub, on the one hand, and any Tax authority, on the other hand.

(i) Neither Mobix nor Merger Sub has within the last two years distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) Neither Mobix nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k) Neither the IRS nor any other United States or non-United States taxing authority or agency has asserted in writing any deficiency or claim for any income or other material Taxes of Mobix or Merger Sub that has not been fully resolved.

(l) There are no Tax Liens upon any assets of Mobix or Merger Sub except for Permitted Liens.

(m) Neither Mobix nor Merger Sub has any liability for a material amount of unpaid Taxes that has not been accrued for or reserved on the financial statements of Mobix, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of Mobix or Merger Sub in the ordinary course of business.

(n) Mobix and Merger Sub have not taken any action, nor to the knowledge of Mobix are there any facts or circumstances, that would reasonably be expected to prevent the Merger from qualifying for the Merger Intended Tax Treatment.

Section 5.16 Listing. As of the date of this Agreement, (a) the issued and outstanding shares of Mobix Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “MOBX” and (b) the issued and outstanding Mobix Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “MOBXW.” As of the date of this Agreement, there is no Action pending or, to the knowledge of Mobix, threatened in writing against Mobix by the Nasdaq or the SEC with respect to any intention by such entity to deregister the Mobix Class A Common Stock or Mobix Warrants or terminate the listing of Mobix on the Nasdaq. None of Mobix or any of its affiliates has taken any action in an attempt to terminate the registration of the Mobix Class A Common Stock or the Mobix Warrants under the Exchange Act.

Section 5.17 Mobix’s and Merger Sub’s Investigation and Reliance. Each of Mobix and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Transactions, which investigation, review and analysis were conducted by Mobix and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. Mobix, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and other information that they have requested in connection with their investigation of the Company and the Transactions. Neither Mobix nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of its Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule). Neither the Company nor any of its respective stockholders, affiliates or Representatives shall have any liability to Mobix, Merger Sub or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to Mobix or Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. Neither the Company nor any of its stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company.

Section 5.18 Certain Business Practices. Since December 21, 2023, none of Mobix, Merger Sub, nor, to the Mobix’s knowledge, any directors or officers, agents or employees of Mobix or Merger Sub has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any payment in the nature of criminal bribery.]

Article VI.

Conduct of Business Pending the Merger

Section 6.01 Conduct of Business by the Company Pending the Merger.

(a) The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, or (3) as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures), unless Mobix shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed, it being agreed that, if Mobix does not respond to a Company request for consent under this Section 6.01 within three (3) Business Days, Mobix shall be deemed to have consented):

(i)    the Company shall conduct its business in the ordinary course of business and in a manner consistent with past practice; and

(ii)   the Company shall use its commercially reasonable efforts to preserve substantially intact the current business organization of the Company, to keep available the services of the current officers, key employees and consultants of the Company and to preserve intact the current business relationships and ongoing relationships of the Company with customers, Suppliers, joint venture partners, distributors, creditors, landlords and other business relations of the Company.

(b) By way of amplification and not limitation, except (1) as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, or (3) as required by applicable Law (including (x) as may be requested or compelled by any Governmental Authority and (y) COVID-19 Measures), the Company shall not, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of Mobix (which consent shall not be unreasonably conditioned, withheld or delayed, it being agreed that, if Mobix does not respond to a Company request for consent under this Section 6.01 within forty-eight (48) hours, Mobix shall be deemed to have consented):

(i) amend or otherwise change the Company Certificate of Incorporation or the Company’s bylaws or equivalent organizational documents;

(ii) form or create any subsidiaries;

(iii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company, except for the exercise or settlement of any Company Options, or (B) except in the ordinary course of business and in a manner consistent with past practice, any material assets of the Company;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests;

(v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities or other equity interests;

(vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof in an amount in excess of $250,000; or (B) incur any indebtedness for borrowed money in excess of $250,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets;

(vii) (A) grant any increase in the compensation or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company, other than increases in base compensation to employees or other individual service providers whose base compensation would not exceed, on an annualized basis, $150,000 or immaterial benefit increases on account of annual renewals of the Company’s health and welfare programs, (B) amend any existing Service Agreement with, or terminate or enter into any severance or termination agreement with, or grant any change of control or retention payments or benefits to, in each case, any current or former director, officer, employee or consultant whose base compensation would exceed, on an annualized basis, $150,000, or (C) take any action that will result in the acceleration of vesting or payment timing or requirement for funding of any compensation or benefits to any current or former director, officer, employee or consultant of the Company, or (D) hire or otherwise enter into any new Service Agreement or similar arrangement with any person whose base compensation would exceed, on an annualized basis, $150,000;

(viii) institute a layoff resulting in a mass layoff within the meaning of the WARN Act or any similar state Law;

(ix) voluntarily recognize a labor union or similar organization or enter into a collective bargaining agreement or other labor union contract;

(x) other than as required by Law or pursuant to the terms of an agreement entered into prior to the date of this Agreement and reflected on Section 4.10(a) of the Company Disclosure Schedule, grant any severance or termination pay to, any director, officer, or other employee of the Company;

(xi) adopt, amend and/or terminate any Plan (or any arrangement that would be considered a Plan if in effect on the date hereof) except (x) as may be required by applicable Law or (y) in the event of annual renewals of health and welfare programs in the ordinary course and consistent with past practice;

(xii) except in the ordinary course of business, make any material tax election, amend any income Tax Return or other material Tax Return or settle or compromise any material United States federal, state, local or non-United States income tax liability, in each case, that could reasonably be expected to have an adverse and material impact on the Company;

(xiii) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s material rights thereunder, in each case in a manner that is adverse to the Company, taken as a whole;

(xiv) (x) other than statutory expirations for registered Company IP permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, (y) fail to pay all required fees and taxes required or advisable to maintain and protect its interest in any material Company IP or (z) sell, assign, license or sublicense (other than nonexclusive licenses and sublicenses of Company IP granted in the ordinary course of business) any material item of Company IP;

(xv) modify any privacy policy or the operation or security of any Business Systems in any manner that is materially adverse to the business of the Company, except as required by Privacy/Data Security Laws;

(xvi) acquire any fee interest in real property;

(xvii) waive, release, compromise, settle or satisfy any pending or threatened material claim or compromise or settle any liability, other than in the ordinary course of business or that do not exceed $50,000 in the aggregate;

(xviii) enter into any material new line of business outside of the business currently conducted by the Company; or

(xix) enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Article VII.

ADDITIONAL AGREEMENTS

Section 7.01 Employee Benefits Matters.

(a) Mobix shall extend offers of employment to the employees of the Company or PEO Employees, to be identified by the Company Stockholders, listed in Section 7.01(a) of the Company Disclosure Schedule (the “Continuing Employees”) prior to and effective on the Closing Date. Such offers shall be made on terms and conditions as determined by Mobix, subject to terms of this Section 7.01; provided, that such offers shall include an increase in each Continuing Employee’s annual cash compensation as compared to such Continuing Employee’s annual cash compensation immediately prior to the Closing Date, which such amount of increase in cash compensation shall be mutually agreed by the parties.

(b) Mobix shall, or shall cause the Surviving Company and each of its subsidiaries, as applicable, to provide the Continuing Employees credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any employee benefit plan, program or arrangement established or maintained by Mobix or any of its subsidiaries (including, without limitation, any employee benefit plan as defined in Section 3(3) of ERISA and any vacation or other paid time-off program or policy) for service accrued or deemed accrued prior to the Effective Time with the Company; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Mobix shall use commercially reasonable efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the employee benefit plans established or maintained by Mobix or any of its subsidiaries that cover the Continuing Employees or their dependents, and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Continuing Employee currently participates to be taken into account under those health and welfare benefit plans in which such Continuing Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Closing, Mobix and the Surviving Company will honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing.

(c) Mobix shall, or shall cause the Surviving Company to, assume, honor and fulfill all of the Plans in accordance with their terms as in effect immediately prior to the Closing Date, as such Plans may be modified or terminated from time to time in accordance with their terms.

(d) The provisions of this Section 7.01 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or shall require the Company, Mobix, the Surviving Company and each of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

(e) Mobix shall make available for issuance to certain Continuing Employees, as determined by the Company Stockholders, but excluding the Company Stockholders, listed in Section 7.01(e) of the Company Disclosure Schedule the number of restricted stock units (“RSU”) equal to the quotient of (i) $1,400,000 divided by (ii) the Closing Date VWAP pursuant to the Mobix Incentive Plan. The RSUs shall be subject to the terms and conditions set forth in a RSU agreement in the form satisfactory to Mobix.

Section 7.02 Directors’ and Officers’ Indemnification; D&O Tail.

(a) The certificate of incorporation and bylaws of Mobix and the Surviving Company shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law.

(b) Each of Mobix and the Surviving Company shall purchase (which shall be paid for in full by the Surviving Company) and have in place at the Closing a “tail” or “runoff” policy (the “D&O Tail”) providing directors’ and officers’ liability insurance coverage for the benefit of those persons who are covered by the directors’ and officers’ liability insurance policies maintained by the Company or Mobix as of the Closing with respect to matters occurring prior to the Effective Time. The D&O Tail shall provide for terms with respect to coverage, deductibles and amounts that are no less favorable than those of the policy in effect immediately prior to the Effective Time for the benefit of the Company’s directors and officers and shall remain in effect for the six (6) years following the Closing.

Section 7.03 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (and shall cause each of its affiliates to) use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws, or otherwise to consummate and make effective the Transactions as promptly as practicable, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company necessary for the consummation of the Transactions. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action.

Section 7.04 Public Announcements. Unless otherwise required by applicable Law or the rules of Nasdaq, each of Mobix and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party; provided, however, that each of Mobix and the Company may make any such announcement or other communication (a) if such announcement or other communication is required by applicable Law or the rules of Nasdaq, in which case the disclosing party shall, to the fullest extent permitted by applicable Law, first allow the other party to review such announcement or communication and the opportunity to comment thereon and the disclosing party shall consider such comments in good faith, (b) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 7.04, and (c) to Governmental Authorities in connection with any consents, approvals and authorizations required to be made under this Agreement or in connection with the Transactions.

Section 7.05 Tax Matters. Mobix and the Company intend that, for United States federal income Tax purposes, the Merger will qualify for the Merger Intended Tax Treatment. Neither the Company nor Mobix has taken or will take any action that would reasonably be expected to cause the Merger to fail to qualify for the Merger Intended Tax Treatment. The Merger shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. The parties shall cooperate with each other and their respective counsel to document and support the Tax treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, including providing factual support letters.

Section 7.06 Piggyback Registration.

(a) Piggyback Registration Rights. Except as otherwise required by Rule 144 of Securities Act (“Rule 144”), in order to assist with the elimination of any restriction following the issuance of the shares of Aggregate Stock Consideration at the Effective Time (including but not limited to such restrictions arising from or in connection with the shares of Aggregate Stock Consideration being “restricted securities”, as such term is defined in Rule 144) on the Company Stockholders from trading the shares of Aggregate Stock Consideration, if Mobix proposes (i) to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of Mobix other than the Company Stockholders or (ii) proposes to consummate an underwritten offering for its own account or for the account of stockholders of Mobix other than the Company Stockholders, then Mobix shall give written notice of such proposed action to all of the Company Stockholders as soon as practicable (but in the case of filing a registration statement, not less than twenty (20) days before the anticipated filing date of such registration statement), which notice shall (x) describe the amount and type of securities to be included, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, and (y) offer to all of the Company Stockholders the opportunity to register the sale of the shares of Aggregate Stock Consideration as such Company Stockholders may request in writing within ten (10) days in the case of filing a registration statement and five (5) days in the case of an underwritten offering, in each case, after receipt of such written notice (such Registration, a “Piggyback Registration”). Mobix shall, in good faith, cause such shares of Aggregate Stock Consideration to be included in such Piggyback Registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the shares of Aggregate Stock Consideration requested by the Company Stockholders pursuant to this Section 7.06 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Mobix included in such registration statement and to permit the sale or other disposition of such registrable securities in accordance with the intended method(s) of distribution thereof. All such Company Stockholders proposing to distribute their registrable securities through an underwritten offering under this Section 7.06 shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering by Mobix.

(b) Reduction of Piggyback Registration. If the managing underwriter or underwriters in an underwritten offering that is to be a Piggyback Registration, in good faith, advises Mobix and the Company Stockholders participating in the Piggyback Registration in writing that the dollar amount or number of shares of Mobix Class A Common Stock that Mobix desires to sell, taken together with (i) the shares of Common Stock Mobix Class A Common Stock, if any, as to which the underwritten offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Company Stockholders hereunder, (ii) the shares of Aggregate Stock Consideration as to which inclusion has been requested pursuant to this Section 7.06, and (iii) the shares of Mobix Class A Common Stock, if any, as to which inclusion has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of Mobix, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then:

(i) If the underwritten offering is undertaken for Mobix’s account, Mobix shall include in any such underwritten offering (x) first, the Mobix Class A Common Stock or other equity securities that Mobix desires to sell, which can be sold without exceeding the Maximum Number of Securities; (y) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (x), the shares of Aggregate Stock Consideration held by Company Stockholders exercising their rights to include their shares of Aggregate Stock Consideration pursuant to this Section 7.06, in accordance with the Pro Rata Percentage, which can be sold without exceeding the Maximum Number of Securities; and (z) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (x) and (y), Mobix Class A Common Stock, if any, as to which inclusion has been requested pursuant to written contractual piggy-back registration rights of other stockholders of Mobix, which can be sold without exceeding the Maximum Number of Securities; and

(ii)  If the underwritten offering is pursuant to a request by persons or entities other than Company Stockholders, then Mobix shall include in any such underwritten offering (w) first, Mobix Class A Common Stock or other equity securities, if any, of such requesting persons or entities, other than Company Stockholders, which can be sold without exceeding the Maximum Number of Securities; (x) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (w), the shares of Aggregate Stock Consideration held by Company Stockholders exercising their rights to include their shares pursuant to this Section 7.06, in accordance with the Pro Rata Percentage, which can be sold without exceeding the Maximum Number of Securities; (y) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (w) and (x), Mobix Class A Common Stock or other equity securities that Mobix desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (z) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (w), (x) and (y), Mobix Class A Common Stock or other equity securities for the account of other persons or entities that Mobix is obligated to include pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

(c) Piggyback Registration Withdrawal. Any Company Stockholder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Mobix and the underwriter or underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the registration statement filed with the SEC with respect to such Piggyback Registration or the launch of the underwritten offering with respect to such Piggyback Registration. Mobix (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an underwritten offering in connection with a Piggyback Registration at any time prior to the launch of such underwritten offering. Notwithstanding anything to the contrary in this Agreement, Mobix shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 7.06(c).

Article VIII.

CONDITIONS TO THE MERGER

Section 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, Mobix and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Written Consent. The Written Consent shall have been received by the Company.

(b) Mobix Board Approval. The Mobix Board shall have unanimously approved the Transactions, including the Merger.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

Section 8.02 Conditions to the Obligations of Mobix and Merger Sub. The obligations of Mobix and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.04 (Authority Relative to this Agreement), Section 4.08 (Absence of Certain Changes or Events) and Section 4.21 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of the Company contained in Section 4.03 (Capitalization), shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Ancillary Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. The Company shall have delivered to Mobix a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Satisfactory Completion of Due Diligence. Purchaser shall have completed its due diligence investigation of the Company and shall, in its sole discretion, be satisfied with the results of such due diligence investigation.

(f) Employment Agreements. Mobix shall have received from each Company Stockholder executed Employment Agreements in form and substance reasonably acceptable to Mobix.

(g) Mobix Stockholders’ Approval. If required under the DGCL or any provision of the Mobix Charter, the approval and adoption of this Agreement and the Transactions, including the Merger, by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Mobix Common Stock entitled to vote on this Agreement and the Transactions, including the Merger, at a meeting of the Mobix Stockholders shall have been obtained.

Section 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Mobix and Merger Sub contained in Section 5.01 (Corporation Organization), Section 5.04 (Authority Relative to this Agreement), Section 5.08 (Absence of Certain Changes or Events) and Section 5.13 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of Mobix and Merger Sub contained in Section 5.03 (Capitalization) shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. All other representations and warranties of Mobix and Merger Sub contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Mobix Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Mobix Material Adverse Effect.

(b) Agreements and Covenants. Mobix and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement and the Ancillary Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. Mobix shall have delivered to the Company a certificate, dated the date of the Closing, signed by the Chief Executive Officer of Mobix, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).

Article IX.

TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Company Stockholders or Mobix, as follows:

(a) by mutual written consent of Mobix and the Company; or

(b) by either Mobix or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and non-appealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, the Merger; or

(c) by Mobix upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that Mobix has not waived such Terminating Company Breach and Mobix and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, Mobix may not terminate this Agreement under this Section 9.01(c) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Mobix to the Company; or

(d) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Mobix and Merger Sub set forth in this Agreement, or if any representation or warranty of Mobix and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating Mobix Breach”); provided that the Company has not waived such Terminating Mobix Breach and the Company is not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating Mobix Breach is curable by Mobix and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(d) for so long as Mobix and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Mobix.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become null and void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in this Section 9.02, Article X, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.

Section 9.03 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.04 Waiver. At any time prior to the Effective Time, (i) Mobix may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of Mobix or Merger Sub, (b) waive any inaccuracy in the representations and warranties of Mobix or Merger Sub contained herein or in any document delivered by Mobix and/or Merger Sub pursuant hereto and (c) waive compliance with any agreement of Mobix or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Article X.

GENERAL PROVISIONS

Section 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to Mobix or Merger Sub:

Mobix Labs, Inc.

15420 Laguna Canyon Rd., Suite 100

Irvine, CA 92618

Attention: Keyvan Samini

Email: ksamini@mobixlabs.com

with a copy to:

Greenberg Traurig, LLP

18565 Jamboree Road

Suite 500

Irvine, CA 92612

Attention: Raymond A. Lee

Email: leer@gtlaw.com

if to the Company:

RaGE Systems, Inc.

175 Cabot St., Suite 315

Lowell, MA 01854

Attention: Russell J. Cyr

Email: russ@ragesystems.com

with a copy to:

Morse, Barnes-Brown, & Pendleton P.C.

480 Totten Pond Rd., 4th Floor

Waltham, MA 02451

Attention: Joseph E. Hunt IV

Email: jhunt@morse.law

Section 10.02 Non-survival of Representations, Warranties and Covenants. Except in the case of claims against a party in respect of such party’s fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, (b) this Article X and (c) any corresponding definitions set forth in Article I.

Section 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.

Section 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.02 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

Section 10.06 Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to conflict of laws principles. All Actions arising out of or relating to this Agreement, or the enforcement, breach, termination or validity thereof, including the determination of the scope or applicability of this Section 10.06, shall be exclusively and irrevocably submitted to final and binding arbitration in Wilmington, Delaware, before three (3) neutral and impartial arbitrators. The arbitration shall be administered by the American Arbitration Association (“AAA”) pursuant to the Expedited Procedures set forth in its Commercial Arbitration Rules, as in effect on the date hereof. The parties hereto shall appoint three (3) arbitrators within fifteen (15) days of a demand for arbitration. If three (3) arbitrators are not appointed within such fifteen (15)-day period, the arbitrators shall be appointed by AAA in accordance with its Commercial Arbitration Rules, as in effect on the date hereof. The arbitrators shall designate the place and time of the hearing. The award, which shall set forth the arbitrators’ findings of fact and conclusions of law, shall be filed with AAA and mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The arbitration award shall be final and binding on the parties and not subject to appeal or “collateral attack”. Judgment upon the arbitration award may be entered in any federal or state court having jurisdiction thereof. Notwithstanding the foregoing, recognizing the irreparable damage will result to the parties in the event of the breach or threatened breach of any of the covenants hereof and that the parties’ remedies at law for any such breach or threatened breach will be inadequate, the parties shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining such breach.

Section 10.07   Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

Section 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.10 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall, to the fullest extent permitted by applicable Law, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal court located in the State of Delaware or any other Delaware state Court without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereto hereby further waives, to the fullest extent permitted by applicable Law, (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 10.11 Legal Representation.

(a) Mobix hereby agrees on behalf of its directors, members, partners, officers, employees and affiliates (including after the Closing, the Company and its subsidiaries), and each of their respective successors and assigns (all such parties, the “Mobix Waiving Parties”), that Morse, Barnes-Brown, & Pendleton P.C., may represent the Company or its subsidiaries or any of their respective directors, managers, members, partners, officers, employees or Affiliates, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of the Company or its subsidiaries or other Mobix Waiving Parties, and each of Mobix and the Company on behalf of itself and the Mobix Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Mobix and the Company acknowledge that the foregoing provision applies whether or not Morse, Barnes-Brown, & Pendleton P.C., provides legal services to any of the Company and its subsidiaries after the Closing Date.

(b) The Company hereby agrees on behalf of its directors, managers, members, partners, officers, employees and affiliates, and each of their respective successors and assigns (all such parties, the “Company Waiving Parties”), that Greenberg Traurig, LLP may represent Mobix, Merger Sub or any of their respective directors, members, partners, officers, employees or affiliates, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of Mobix or other Company Waiving Parties, and the Company on behalf of itself and the Company Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. The Company acknowledges that the foregoing provision applies whether or not Greenberg Traurig, LLP provides legal services to Mobix after the Closing Date.

Section 10.12 Expenses. Except as set forth in this Agreement or any other Transaction Documents, all costs and expenses incurred in connection with this Agreement (including fees and expenses of legal counsel, investment bankers, brokers, finders and other Representatives or consultants) shall be paid by the party incurring such cost or expense.

Section 10.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Mobix or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. The provisions of this Section 10.13 are intended to be for the benefit of, and enforceable by the former, current and future direct or indirect equityholders, controlling Persons, stockholders, optionholders, members, general or limited partners, affiliates, Representatives, and each of their respective successors and assigns of the parties hereto and each such Person shall be a third-party beneficiary of this Section 10.13. This Section 10.13 shall be binding on all successors and assigns of parties hereto.

IN WITNESS WHEREOF, Mobix, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Mobix Labs, Inc.

By	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President and CFO

MOBIX Merger Sub III, LLC

By	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	Chief Executive Officer

RAGE SYSTEMS, Inc.

By	/s/ Russell J. Cyr
Name:	Russell J. Cyr
Title:	President and Chief Executive Officer

[Signature Page to Business Combination Agreement]

SCHEDULE A

Company Knowledge Parties

Russell J. Cyr

Geoffrey C. Dawe

Schedule A

SCHEDULE B

Mobix Knowledge Parties

Fabian Battaglia

Keyvan Samini

Schedule B